Contacts:
                         Xomed:                      Medtronic:
                         Thomas E. Timbie            Rachael Scherer
                         Chief Financial Officer     Investor Relations
                         904/332-2452                612/514-4971

                                                     Jessica Stoltenberg
                                                     Public Relations
                                                     612/514-3333
                                                     Pager: 888/731-6434
F O R   I M M E D I A T E   R E L E A S E

                 MEDTRONIC, XOMED ANNOUNCE COMPLETION OF MERGER

Transaction Brings World Leadership in Ear, Nose and Throat Technologies to Medtronic

         MINNEAPOLIS, MN, and JACKSONVILLE, FL, Nov. 5, 1999 - Medtronic, Inc. (NYSE: MDT), and Xomed Surgical Products, Inc. (Nasdaq: XOMD), announced today that shareholders of Xomed have approved the merger of the two companies and that the transaction closed today. Under terms of the agreement announced August 27, 1999, shareholders of Xomed will receive 1.74723 shares of Medtronic common stock for each share of Xomed they now hold.

         The merger with Xomed, the world's leading provider of surgical products used by ear, nose and throat surgeons, will affirm Medtronic Xomed as the global leader in the ENT market and serve as a growth platform for application of Medtronic device technologies in future development.

         "Medtronic now joins with Xomed to add another market-leadership franchise that keeps us solidly on track as a growing medical company supplying the world's broadest lines of state-of-the-art products and services while pioneering those of tomorrow," said William W. George, Medtronic's chairman and chief executive officer.

         James T. Treace, Xomed chairman and chief executive officer, will lead Medtronic Xomed, reporting to Art Collins, Medtronic president and chief operating officer. Based in Jacksonville, Xomed has 700 employees worldwide, with manufacturing locations in Jacksonville; Mystic, CT; and St. Aubin le Monial, France.

         Xomed products are designed to treat:

         o Sinus and rhinology conditions such as diseases, infections, malformations and inflammations of the sinuses. Chronic sinusitis affects more than 35 million people or about 15 percent of Americans each year and results in 15 million physician office visits. Xomed products include the XPS(R) shaver systems for removing hard and soft tissue; sinus stents and catheters; disposable sinus packing materials; endoscopes; LandmarXTM image guidance systems and other specialized instruments.

         o Otological conditions such as infections, diseases or malformations of the middle ear. Middle-ear infections are the leading cause of physician visits in children. Xomed products include the ActiventTM anti-microbial and other myringotomy tubes for ventilation of ear infections, middle ear prostheses and powered and manual instruments.

         o Other head and neck conditions such as infections of tonsils and adenoids, laryngeal and facial lesions, facial and skull-based tumors and obstructions of the throat and airway that cause such problems as sleep apnea. Products include Powerforma(TM) and XPS 2000 surgical drills, the NIM(R) nerve integrity monitoring system and plastic surgery instruments.

         Medtronic, Inc., headquartered in Minneapolis, is the world's leading medical technology company, specializing in implantable and interventional therapies that restore health, extend life and alleviate pain. Its Internet address is www.medtronic.com. Medtronic Xomed's Internet address is www.xomed.com.

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Any statements made about the company's anticipated financial results and regulatory approvals are forward-looking statement subject to risks and uncertainties such as those described in the company's Annual Report on Form 10K for the year ended April 30, 1999. Actual results may differ materially from anticipated results.